Grant Thornton

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Audit • Tax • Advisory
Grant Thornton LLP
707 17th Street, Suite 3200
Denver, CO 80202-3336
T 303.813.4000
F 303.839.5711
www.GrantThornton.com

August 19, 2015

Re: UQM Technologies, Inc.
File No. 1-10869

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of UQM Technologies, Inc. dated August 19, 2015 and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP